UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2009 (the “Closing Date”), as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), North Central Bancshares, Inc. (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company sold (i) 10,200 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) having a liquidation amount per share equal to $1,000 and (ii) a warrant (the “Warrant”) to purchase 99,157 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Treasury for an aggregate purchase price of $10,200,000 in cash.

The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by the Company at par value plus accrued and unpaid dividends after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by the Company only with proceeds from the sale of equity securities of the Company in a “qualified equity offering,” which is defined as the sale by the Company after the Closing Date of Tier 1 qualifying perpetual preferred stock or common stock, which results in aggregate gross proceeds of not less than 25% of the issue price of the Series A Preferred Stock. The Series A Preferred Stock is generally non−voting.  The terms of the Series A Preferred Stock are set forth in the Certificate of Amendment to the Company’s Articles of Incorporation described in, and filed as an exhibit to, the Current Report on Form 8-K filed by the Company on January 7, 2009 (the “January 7th 8-K”).

The Warrant has a 10-year term and was immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $15.43 per share of the Common Stock.  Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  The Warrant provides for an adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti−dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the initial exercise price.  If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $10,200,000 from qualified equity offerings, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one−half of the original number of shares, taking into account all adjustments, underlying the Warrant.

The issuance and sale of the Series A Preferred Stock and the Warrant was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one−half of the shares underlying the Warrant prior to the earlier of (i) the Company’s receipt of aggregate gross proceeds of not less than $10,200,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

Both the Series A Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.

The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the Closing Date.

The foregoing description of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Warrant, copies of which are attached as Exhibits 10.1 and 4.1, respectively, to this report and are incorporated herein by reference.

On January 9, 2009, the Company issued a press release announcing the sale of the Warrant and the Series A Preferred Stock to the Treasury pursuant to the Purchase Agreement.  The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against paying cash dividends on the Common Stock. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Amendment, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Amendment described in the January 7th 8-K.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Purchase Agreement and the Letter Agreement described above, the Company amended certain employment and benefit agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the Closing Date. The applicable executive compensation requirements apply to David M. Bradley, Chairman, President and Chief Executive Officer; Kyle C. Cook, Chief Financial Officer and Treasurer; C. Thomas Chalstrom, Executive Vice President and Chief Operating Officer; and Kirk A. Yung, Senior Vice President; the Company’s Senior Executive Officers (as defined in the Purchase Agreement).

As a condition to the closing of the transaction, each of the Senior Executive Officers: (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury Department or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury Department under the TARP CPP as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so−called “golden parachute” agreements) (collectively, “SEO Agreements”) as they relate to the period the Treasury Department holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into an Omnibus Amendment Agreement (the “Omnibus Amendment Agreement”) with the Company amending the SEO Agreements with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury Department owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA. Copies of the form of Waiver and Omnibus Amendment Agreement executed by the Senior Executive Officers are attached as Exhibits 10.2 and 10.3 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Specimen of stock certificate representing Series A Preferred Stock.

4.2	Warrant to Purchase up to 99,157 shares of Common Stock.

10.1
Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Form of Waiver, executed by each of David M. Bradley, Kyle C. Cook, C. Thomas Chalstrom, and Kirk A. Yung.

10.3	Form of Omnibus Amendment Agreement, executed by each of David M. Bradley, Kyle C. Cook, C. Thomas Chalstrom, and Kirk A. Yung.

99.1	Press release issued by the Company on January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: January 15, 2009	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer